Watch List Report
Date: 10/14/2005 12:34:28 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 ( records returned)
Watch List Report
Date: 10/14/2005 12:34:28 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 ( records returned)